                                                 EXHIBIT 10.47

                                            CONSULTANT'S AGREEMENT

                                                                                                 Exhibit 10.47

                                              CONSULTANT'S AGREEMENT

         1.     It is hereby agreed by and between PHOENIX INVESTMENT PARTNERS, LTD. (hereinafter "PXP") and
Philip R. McLoughlin (hereinafter "Consultant") that the Consultant shall perform the consulting services hereinafter set forth (the "Project") under the following terms and conditions.

         2.     This Agreement shall take effect upon execution  hereof by the Parties and shall remain in effect until December 31, 2004, at which time this Agreement shall automatically terminate unless renewed, upon written notice by PXP, or terminated sooner as provided in Paragraph 10.

         3.     Consultant shall have the status of an independent contractor and shall not be an employee of
PXP for the work done hereunder. Consultant acknowledges he is customarily engaged in an independently established trade, occupation, profession or business of the same nature as that involved in the service performed. PXP shall have no right to direct or control the means, method or manner of performance; PXP's concern is with the results of the work. Similarly, PXP will not control the number of hours Consultant devotes to the Project.

         4.     Consultant shall be entitled to no employee benefits from PXP. Consultant shall be responsible for payment of all taxes, including but not limited to income and sales taxes and Social Security contributions, for the fees payable hereunder.

         5.     All records, information, proprietary programs, specifications, techniques and documentation, created directly or indirectly by reason of the Project shall be the sole property of PXP. Consultant shall have no right or authority to sell, give or disclose any such information, records, proprietary programs, specifications, techniques and documentation, or any portion thereof to any other person or entity. All such records, information, proprietary programs, specifications, techniques and documentation, are subject to this clause whether stored on paper, magnetic tape, disk or other electronic storage device.

         6.       All records, information, proprietary programs, specifications, techniques and documentation which are disclosed or made available to the Consultant by PXP pursuant to this Agreement are trade secrets, confidential, and are the sole property of PXP. The Consultant shall not disclose or make available to any third party, without the prior written consent of PXP, such records, information, programs, specifications, techniques or documentation. Consultant agrees to return all records, information, proprietary programs, specifications, techniques and documentation to PXP upon the termination or expiration of this Agreement.

         7.       The Consultant agrees to use his best efforts in this Project. Consultant will provide the following services on the Project:

                                                                                                 Exhibit 10.47

                  A.   Advise executive management of PXP, and The Phoenix Companies, Inc. ("PNX") on the
management of the PXP and its relationship with its affiliated investment managers (the "Partners"), mutual funds and other related entities;

                  B.   Act as an officer or director of PXP or one or more of its affiliates, if requested by the President and Chief Operating Officer of PNX;

                  C.   Assist in the identification and selection of Consultant's successor as of the principal executive officer of PXP;

                  D.   Serve as Chairman of the Board, director, trustee, or officer on behalf of PXP in its affiliated mutual funds, or fund managers; and

                  E.   Until March 31, 2003,  assist in the day to day  management  of the business  affairs of
PXP and its affiliates, under the direction of the President and Chief Operating Officer of PNX.

         8.       Consultant will complete this assignment by December 31, 2004 unless the term of this contract is extended by written agreement of both parties. Consultant will be paid a payment on the first business day of each month equal to:

                  A.   one twelfth of his annual salary, at the date of his retirement from PXP, for the period beginning upon the effective date of this contract and ending on March 31, 2003; and

                  B.   TWENTY THOUSAND EIGHT HUNDRED THIRTY THREE ($20,833.00) for the period commencing on
April 1, 2003 through the termination of this contract.

                  PXP will reimburse Consultant for any reasonable out-of-pocket expenses which would otherwise qualify for reimbursement under PXP policies and procedures. Consultant will submit monthly bills to the
President and Chief Operating Officer of PNX for services on appropriate letterhead with documentation for such expenses.

         9.       There are no additional payments provided for in this Agreement. The Consultant shall pay all travel and lodging expenses while traveling to and from PXP's Hartford office if such travel is less than 100 miles on a round-trip basis. If such travel to and from PXP's Hartford office is more than 100 miles,
Consultant will be reimbursed at the normal PXP mileage rate. Notwithstanding the above, PXP shall pay reasonable travel and lodging expenses which would otherwise qualify for reimbursement under PXP polices and procedures. Such expenses shall be payable every thirty (30) days. Consultant shall be entitled to use a company car with a driver on the same terms as any Executive Vice President of PNX until March 31, 2003. After
March 31, 2003 Consultant will not be provided a company car or driver.

         10.      This Agreement may be terminated at any time with or without cause by either Party upon thirty (30) days written notice sent to the address in Paragraph 12 with no further liability of PXP for continued payments. However, the obligations of Consultant under Paragraphs 5, 6, 13 and 15 shall survive the expiration or termination of this agreement.

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                                                                                                 Exhibit 10.47

         11.      Failure by PXP to enforce its rights hereunder shall not be deemed a waiver by PXP of its ability to enforce such rights in the future.

         12.      Notice when required shall be given in writing to the Parties at the following address:

                  The Consultant:                         Philip R. McLoughlin
                                                          39 Joshua Drive
                                                          West Simsbury, CT  06095

                  The Phoenix Companies, Inc.             Attention:  General Counsel
                                                          One American Row
                                                          P.O. Box 5056
                                                          Hartford, CT  06102-5056

         13.      Consultant agrees that he shall not directly or indirectly solicit for employment or hire as an employee or independent contractor an employee of PXP, PNX, or partner of any affiliate of PNX during the term of this agreement nor for a period of two (2) years after its termination unless agreed to by both
Parties.

         14.      The term and conditions of this Agreement are confidential and both Parties agree not to disclose the terms of the Agreement to any third party except: (a) the parties respective financial and legal advisors to enforce its terms; (b) if required by an appropriate governmental or regulatory entity or by law;
or (c) if reasonably requested by a Board of an affiliated mutual fund.

         15.      This document constitutes the entire agreement of the Parties and shall be modified or amended only in writing executed by both Parties. Only the President and Chief Operating Officer of PNX, or her
authorized designate has the authority to amend this Agreement. This agreement is not assignable by either
Party and shall be construed under the laws of the State of Connecticut.

         17.      This contract shall supercede all other agreements between Consultant, PXP and PNX or other affiliates for consulting services. All such agreements are void effective as of the date of this agreement.

         18.      Consultant shall have authority to sign contracts binding PXP but shall not exercise such authority for obligations binding PXP in amounts in excess of $100,000, without the prior written authorization from the President and Chief Operating Officer of PNX.

         19.      If Consultant is elected or appointed an officer of PXP or another member of the PNX group,
Consultant will be entitled to the same indemnification as any other officer or director of such company. If
Consultant is not elected an officer, Consultant will be indemnified by PXP to the same extent as if he were an officer of PXP. In either event, such indemnification shall be retroactive to September 1, 2002.

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                                                                                                 Exhibit 10.47

Executed this  18th  day of  December, 2002 at Hartford, Connecticut.

THE PHOENIX COMPANIES, INC. FOR                           CONSULTANT
PHOENIX INVESTMENT PARTNERS, LTD.

By:   /s/ Tracy L. Rich                                   /s/ Philip R. McLoughlin

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